UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 5, 2005
Superconductor Technologies Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21074 (Commission File Number)	77-0158076 (IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA	93111
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 690-4500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     Superconductor Technologies’ common stock has continued to fail to meet the Nasdaq minimum price of $1.00 per share. On October 5, 2005, the Company moved from Nasdaq NMS to Nasdaq Capital Market in order to receive an additional 180 day period to comply with the minimum price requirement. On October 5, 2005 the Company received a notice from the Listing Qualifications division of the Nasdaq Stock Market indicating that its common stock remains subject to potential delisting from the Nasdaq Capital Market because its common stock closed below $1.00 per share for a period of 30 consecutive business days prior to April 4, 2005, and therefore did not meet the requirement set forth in Nasdaq Marketplace Rule 4450(a)(5). The notice further provides that in accordance with Nasdaq Marketplace Rule 4310(c)(8)(D), the Company will be provided an additional 180 calendar days, or until March 30, 2006 to regain compliance. If the compliance cannot be demonstrated by that deadline, the Nasdaq staff will provide written notification that its securities will be delisted. At that time, the Company may appeal Nasdaq’s determination to delist its securities to a Listings Qualifications Panel.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc.
Date: October 6, 2005	By:	/s/ Martin S. McDermut
Martin S. McDermut, Senior Vice President,
Chief Financial Officer and Secretary

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